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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-100641), Form S-4 (Nos. 333-58036 and 333-100639), and Form S-8 (Nos. 33-42229, 333-64573, 333-30867, 333-74815,
333-37338, 333-75362 and 333-110102) of Masco Corporation of our report dated February 18, 2004 (except for Note B, as to which the date is November 9, 2004) relating to the financial statements and financial statement schedule, which appears in this Current Report on Form 8-K.

Detroit, Michigan
November 12, 2004